Exhibit 10.62

THE OFFER AND SALE OF THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE AND ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. CERTIFICATES REPRESENTING ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE SHALL INCLUDE A LEGEND TO SIMILAR EFFECT AS THE FOREGOING.

ERCOLE BIOTECH, INC.

CONVERTIBLE PROMISSORY NOTE

$900,000.00	March 12, 2008

Research Triangle Park, NC

FOR VALUE RECEIVED, the undersigned, Ercole Biotech, Inc., a Delaware corporation (the “Company”), promises to pay to the order of AVI BioPharma, Inc. or its registered assign (the “Holder”), the principal sum of Nine Hundred Thousand Dollars ($900,000), or such other amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below, shall be due and payable on the earlier to occur of (i) March 12, 2009 (the “Maturity Date”), or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below).  Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.  Payment.  All payments shall be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder hereof may from time to time designate in writing to the Company.  Payment shall be credited first to accrued interest due and payable and the remainder applied to principal.  Prepayment of principal, together with accrued interest, may not be made except upon an Event of Default, when and if as declared by the Holder.

2.  Security.  This Note is a general unsecured obligation of the Company.

3.  Interest.   Interest shall accrue on the principal of this Note at the rate of four percent (4%) per annum compounded annually (the “Initial Interest Rate”) during the period beginning on the date of issuance of this Note and ending on the date that the principal amount of this Note becomes due and payable.  In the event that the principal amount of this Note is not paid in full when such amount becomes due and payable, interest at the same rate as the Initial Interest Rate plus two percent (2%) shall continue to accrue on the balance of any unpaid principal until such balance is paid.

4. Events of Default. An “Event of Default” shall occur if:

(a) the Company shall default in the payment of the principal of or interest payable on this Note, when and as the same shall become due and payable, whether at maturity or by acceleration or otherwise and such default shall continue unremedied for two business days;

(b) the Company shall fail to observe or perform any covenant or agreement contained in this Note, provided, however, that the Company shall have thirty days to cure any such failure after the Company receives written notice of such failure;

(c) any representation, warranty, certification or statement made by or on behalf of the Company in this Note or in any certificate, writing or other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made;

(d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Company or of a substantial part of Company’s respective property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law (any such law, a “Bankruptcy Law”), (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a substantial part of the property or assets of any Company, (iii) the winding up or liquidation of any Company; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered;

(e) the Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under a Bankruptcy Law, (ii) consent to the institution of or the entry of an order for relief against it, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (d), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a substantial part of the property or assets of the Company, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(f) one or more judgments or orders for the payment of money in excess of $100,000 in the aggregate shall be rendered against the Company and such judgment(s) or order(s) shall continue unsatisfied and unstayed for a period of 30 days;

(g) the Company shall default in the payment of any principal or interest, or any observance or performance of any covenants or agreements, with respect to indebtedness (excluding trade payables and other indebtedness entered into in the ordinary course of business) in excess of $50,000 in the aggregate for borrowed money or any obligation which is the substantive equivalent thereof and such default shall continue for more than the period of grace, if any, or of any such indebtedness or obligation shall be declared due and payable prior to the stated maturity thereof;

(h) any material provisions of this Note shall terminate or become void or unenforceable or the Company shall so assert in writing.

5.  Conversion; Additional Rights of Holder.

(a) Right to Convert.

(i) Conversion at Option of Holder. Subject to the terms and conditions of this Section 5, at any time after the date hereof and during any such time any amount of the principal amount of this Note and any interest accrued thereon remain outstanding, the Holder, in Holder’s sole discretion, may elect to convert the principal amount of the Note and any interest accrued thereon (collectively, “Note Obligations”) into shares of the Company’s Class A Voting Common Stock.  If the Company has not sold any equity securities (or securities convertible or exercisable into, or exercisable for, equity securities) or has sold equity securities (or securities convertible or exercisable into, or exercisable for, equity securities) in transactions other than a Qualifying Financing (as defined below) after the date hereof and prior to the conversion of the Note Obligations, the total number of shares of the Company’s Class A Voting Common Stock issuable upon conversion of the Note Obligations shall be derived as follows: (A) divide the Note Obligations by $4,000,000 in order to determine the fractional portion of $4,000,000 represented by the Note Obligations, (B) the number of shares of the Company’s Class A Voting Common Stock issuable shall be an amount sufficient to achieve the same fraction determined in (A) above when the number of shares of Class A Voting Common Stock to be issued upon conversion of the Note is divided by the total number of shares of the Company’s capital stock on a fully diluted, as-converted basis, including the shares issuable upon conversion of the Note in the denominator of such fraction.

(ii) Mandatory Conversion. Notwithstanding the provisions of Section 5(a)(i) above, if at any time after the date hereof, the Company sells any equity securities (or securities convertible or exercisable into, or exercisable for, equity securities) in a transaction or series of transactions in which the aggregate proceeds to the Company are $2,000,000 or more (a “Qualifying Financing”), any amount of the principal amount of this Note and any interest accrued thereon that remain outstanding shall be automatically converted immediately following the closing of such Qualifying Financing into such number of shares of the Company’s Class A Voting Common Stock as would be derived by the calculation prescribed in Section 5(a)(i) above, as if the conversion had occurred immediately prior to the Qualifying Financing.

(b) Procedure for Conversion.  Prior to the date of the conversion described in Section 5(a) above, the Holder shall surrender this Note, duly endorsed, at the office of the Company.  The date of the conversion elected by the Holder shall be referred to herein as the “Conversion Date.” As soon as practicable after the Conversion Date, the Holder shall be entitled to receive a certificate or certificates, registered in such name or names as the Holder may direct, representing the Class A Voting Common Stock issuable upon conversion of the Note Obligations. The issuance of Class A Voting Common Stock upon conversion of the Note Obligations shall be made without charge to the Holder for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.  No fractional shares of Class A Voting Common Stock shall be issued upon conversion of this Note.  In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of any Note Obligations that is not so converted.

(c) Shares. Company agrees to use its best efforts to take all action to have a sufficient number of shares of Class A Voting Common Stock available after the date of this Note in order to permit the conversion of all outstanding Note Obligations. The Company covenants that all Class A Voting Common Stock that shall be so issued shall be duly authorized, validly issued, fully paid and non-assessable by the Company, not subject to any preemptive rights, and free from any taxes, liens and charges with respect to the issue thereof. The Company will take all such action as may be necessary to ensure that all such Class A Voting Common Stock may be so issued without violation of any applicable law or regulation.

(d) Additional Rights of Holder.  Holder shall have a right of first refusal for a period of one (1) year from the date hereof to match or better any bona fide offer from a third party to acquire the Company by any means, including but not limited to (A) any merger, consolidation, share exchange, business combination or other similar transaction involving Company or (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of Company.  Holder shall have a right of first refusal for a period of one (1) year from the date hereof to purchase up to 50% of any equity securities offered by the Company in a financing transaction involving the issuance of equity securities (or securities convertible or exercisable into or exercisable for equity securities) of the Company.  Additionally, Holder shall have a right of first refusal for a period of two (2) years from the date hereof to acquire or license all or any part of the Company Intellectual Property (as defined below).  For purposes of this Section 5(d), Company Intellectual Property shall mean any and all of the Company’s intellectual property or proprietary rights in any jurisdiction, whether registered or unregistered, including such rights in and to and/or associated with: (A) trademarks and pending trademark applications, trade dress, service marks and pending service mark applications, common law trademarks and service marks, certification marks, logos, trade names, brand names, corporate names, assumed names and business names; (B) all United States and foreign issued patents and pending patent applications, and any and all divisions, continuations, continuations-in-part, reissues, continuing patent applications, reexaminations, renewals, provisionals and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like statutory rights; inventions, invention disclosures, discoveries and improvements, whether patentable or not; (C) works of authorship, whether or not copyrightable, copyrights, copyright registrations and pending copyright registration applications and mask works; (D) trade secrets (including, but not limited to, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law), business, technical and know-how information, customer lists, proprietary or non-public information, and confidential information and rights to limit the use or disclosure thereof by any person; (E) computer software and firmware, data files, source and object codes, user interfaces, development tools, files, records, data, manuals, databases and other specifications and documentation, and all media on which any of the foregoing is recorded; (F) all industrial designs and any registrations and applications therefore throughout the world; (G) documentation relating to any of the foregoing; and (H) rights corresponding to any of the foregoing throughout the world or equivalent rights to any of the foregoing.  The rights of Holder contained in this Section 5(d) shall survive until such times set forth above without regard for Company’s payment, in whole or in part, of the Note Obligations.

6. Suits for Enforcement.

(a) Upon the occurrence of any one or more Events of Default, the Holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law or by other appropriate proceeding in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right it may have as a holder of this Note.

(b) The Holder of this Note may direct the time, method and place of conducting any proceeding for any remedy available to itself.

(c) In case of any Event of Default, the Company will pay to the Holder such amounts as shall be sufficient to cover the reasonable costs and expenses of such Holder due to such Event of Default, including without limitation, costs of collection and reasonable fees, disbursements and other charges of counsel incurred in connection with any action in which the Holder prevails.

7. Notices. All notices (including other communications required or permitted) under this Note must be in writing and must be delivered (a) in person, (b) by registered, express or certified mail, postage prepaid, return receipt requested, (c) by a generally recognized courier or messenger service that provides written acknowledgement of receipt by the addressee, or (d) by facsimile or other generally accepted means of electronic transmission with a verification of delivery.  Notices are deemed delivered at the earlier of the date such notice is actually received by a party or three (3) days after such notice is given.  Notices to Holder and the Company must be given at the addresses below (or at such other address or facsimile number for a party as will be specified by like notice):

If to Holder, to:

AVI BioPharma, Inc.
One SW Columbia

Suite 1105
Portland, OR 93012
Attention:  Leslie Hudson, Ph.D.
Facsimile:  (503)227-0751

Email:  lhudson@avibio.com

with a copy (not constituting notice) to:

Davis Wright Tremaine LLP
1300 SW Fifth Ave., Suite 2300
Portland, Oregon  97201
Attention:  Michael C. Phillips, Esq.
Facsimile:  (503) 778-5299

Email:  michaelphillips@dwt.com

If to the Company, to:

Ercole Biotech, Inc.
P.O. Box 12295
Research Triangle Park, NC 27709
Attention:  Clayton I. Duncan
Facsimile:  (617) 245-9757

email:  cduncan@ercolebiotech.com

with a copy (not constituting notice) to:

Hutchison Law Group PLLC

5410 Trinity Road

Suite 400

Raleigh, NC 27607

Attention:  William W. Wofford
Facsimile:  (919) 829-9696

email:  bwofford@hutchlaw.com

8. Successors and Assigns. This Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Neither party may assign any of its rights or obligations under this Note without the prior written consent of the other party.

9. Amendment and Waiver.

(a) No failure or delay on the part of the Company or Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or Holder at law, in equity or otherwise.

(b) Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note and any consent to any departure by the Company from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by the Company and the Holder and (ii) only in the specific instance and for the specific purpose for which made or given.

10. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

11. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

12. Costs and Expenses. The Company hereby agrees to pay on demand all reasonable out-of-pocket costs, fees, expenses, disbursements and other charges (including but not limited to the fees, expenses, disbursements and other charges of counsel to the Holder) of the Holder arising in connection with any consent or waiver granted or requested hereunder or in connection herewith, and any renegotiation, amendment, work-out or settlement of this Note or the indebtedness arising hereunder.

13. Waiver of Jury Trial and Setoff. The Company hereby waives trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Note or any instrument or document delivered pursuant to this Note, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between any Company and the Holder; and the Company hereby waives the right to interpose any setoff or counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, counterclaim or cross-claim except to the extent that the failure so to assert any such setoff, counterclaim or cross-claim would permanently preclude the prosecution of the same.

14. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

15. Entire Agreement. This Note is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. This Note supersedes all prior agreements and understandings between the parties with respect to such subject matter.

16. Further Assurances. The Company shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Note.

ERCOLE BIOTECH, INC.

By:	/s/ CLAYTON DUNCAN
Name:	Clayton Duncan
Title:	Chief Executive Officer